EXECUTION VERSION

DEPOSIT AGREEMENT

by and among

BG GROUP PLC

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of [●] 2011

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of [●] 2011, by and among (i) BG Group plc, a public limited company incorporated under the laws of England and Wales, with its principal office at 100 Thames Valley Park Drive, Reading, Berkshire, RG6 1PT, England (the "Company"), (ii) Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary, with its principal office at 60 Wall Street, New York, New York 10005, United States (the "Depositary"), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H   T H A T:

WHEREAS, the Company and JPMorgan Chase Bank (the “Predecessor Depositary”) entered into an amended and restated Deposit Agreement, dated as of May 17, 2002 (as heretofore amended and restated, the “Original Deposit Agreement”), for the deposit of ordinary shares of the Company and the creation of American Depositary Shares representing ordinary shares so deposited;

WHEREAS, by written notice dated [●], 2011 addressed to Predecessor Depositary, the Company, pursuant to Section 5.4 of the Original Deposit Agreement, has notified the Predecessor Depositary of its removal as depositary under the Original Deposit Agreement and the appointment of the Depositary as successor depositary;

WHEREAS, the Company and Predecessor Depositary have agreed that Predecessor Depositary will be removed as depositary under the Original Deposit Agreement with effect from the Effective Date (as defined below);

WHEREAS, the Company and the Depositary, in its capacity as successor depositary, now wish to amend and restate the Original Deposit Agreement as set forth in this Deposit Agreement (with all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof, the “Deposit Agreement”);

WHEREAS, the American Depositary Receipts evidencing the American Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment and maintenance of an ADR facility upon the terms set forth in this Deposit Agreement, the execution and delivery of this Deposit Agreement on behalf of the Company and the actions of the Company and the transactions contemplated herein.

NOW, THEREFORE, in consideration of the premises, the Company and the Depositary hereby amend and restate the Original Deposit Agreement and Receipt as follows:

ARTICLE I.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.    “American Depositary Shares” and "ADS(s)”   The term “American Depositary Shares” shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement.  Each American Depositary Share shall represent rights to receive five Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent rights to receive the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02.    “Articles”  The term “Articles” shall mean the Articles of Association of the Company, as from time to time amended.

SECTION 1.03.    "Beneficial Owner”  The term “Beneficial Owner” shall mean as to any ADS, any person or entity having a beneficial interest in any ADSs.  A Beneficial Owner need not be the Holder of the ADR evidencing such ADSs.  A Beneficial Owner may exercise any rights or receive any benefits hereunder solely through the Holder of the ADR(s) evidencing the ADSs in which such Beneficial Owner has an interest.

SECTION 1.04.    “Commission”  The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.05.    “Company”  The term “Company” shall mean the said BG Group plc and its successors.

SECTION 1.06.    “Custodian”  The term “Custodian” shall mean one or more agent or agents of the Depositary (singly or collectively, as the context requires) appointed by it to act as Custodian hereunder pursuant to Section 5.05.

SECTION 1.07.    “Deliver, Execute, Issue, Register, Surrender, Transfer or Cancel”  The terms “deliver”, “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel”, when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

SECTION 1.08.    “Deposit Agreement”  The term “Deposit Agreement” shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.09.    “Depositary; Depositary’s Office”  The term “Depositary” shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

SECTION 1.10.    “Deposited Securities”  The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of Shares, other securities, property or cash previously received by the Depositary or the Custodian and at such time held hereunder, subject as to cash to the provisions of Section 4.05 hereof.

SECTION 1.11.    “Directors”  The term “Directors” shall mean the directors of the Company.

SECTION 1.12.    “Direct Registration Receipt”  The term “Direct Registration Receipt” means a Receipt, the ownership of which is recorded on the Direct Registration System.

SECTION 1.13.    “Direct Registration System”  The term “Direct Registration System” means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company (“DTC”) and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

SECTION 1.14.    "Dollars" and "U.S.$"   The term "Dollars" and "U.S.$" shall refer to the lawful currency of the United States.

SECTION 1.15.    "Foreign Currency"   The term “Foreign Currency” shall mean any currency other than Dollars.

SECTION 1.16.    "Foreign Registrar"   The term “Foreign Registrar” shall mean the entity, if any, that carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of the Shares.

SECTION 1.17.    “Holder”  The term “Holder” shall mean the person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.18.    “Memorandum”  The term “Memorandum” shall mean the Memorandum of Association of the Company, as from time to time amended.

SECTION 1.19.    “Receipt Register”  The term “Receipt Register” means the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

SECTION 1.20.    “Receipt Registrar”  The term “Receipt Registrar” shall mean the Depositary or any other bank or trust company having an office in the City of New York, appointed by the Company to register transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company for such purposes.

SECTION 1.21.    “Receipts”; "American Depositary Receipt(s)" and "ADR(s)”  The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.  Receipts may be either in physical certificated form or Direct Registration Receipts.  Receipts in physical certificated form shall be in substantially the form of Exhibit A hereto, evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.  References to “Receipts” shall include Direct Registration Receipts, unless the context otherwise requires.

SECTION 1.22.    “Securities Act of 1933”; “Securities Exchange Act of 1934”  The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.  The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.23.    “Share Registrar”  The term “Share Registrar” shall mean Lloyds TSB Registrars plc, an English public limited company, which acts as registrar for the Shares, when acting in such capacity, and any successor in such capacity.

SECTION 1.24.    “Shares”  The term “Shares” shall mean the Ordinary Shares (par value 10 pence each) in the capital of the Company.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

SECTION 1.25.    “Stamp Taxes”  The term “stamp taxes” shall mean any stamp duty reserve tax imposed by Part IV of the Finance Act 1986 of the United Kingdom (or any statutory modification or re-enactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or any stamp duty imposed by Part III of the Finance Act 1986 of the United Kingdom (or any statutory modification or re-enactment thereof) on any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or both of them, as the context may require.

ARTICLE II.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.    Form and Transferability of Receipts.

(a)   Certificated Receipts.  Receipts in certificated form shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided.  Receipts may be issued in denominations of any number of American Depositary Shares.  Receipts in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  Unless so executed, no Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.  Receipts in certificated form bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.  Receipts in certificated form may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(b)   Direct Registration Receipts.  Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder, in which case such certified Receipts shall be issued and delivered to the Holder for no additional fee.  Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

(c)   Transferability.  Title to a Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

SECTION 2.02.    Deposit of Shares.  Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by delivery thereof to the Custodian, properly endorsed or accompanied by any appropriate instrument or instruments of transfer in form satisfactory to the Custodian, together with all such certifications, payments and evidence of such payments (including, without limitation, evidence satisfactory to the Depositary that amounts in respect of any applicable stamp taxes have been fully paid) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts through the Direct Registration System (or if specifically requested, certificated Receipts) for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the United Kingdom which is then performing the function of the regulation of currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.  The Depositary may also require that any Shares deposited be registered in the name of the Custodian or such other name as the Depositary and the Company shall require.

At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited,

together with the other documents and payments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of evidence of rights to receive Shares or of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and payments herein specified, the Custodian shall take action to present such evidence of rights or certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) for registration of, or registration of transfer of, the Shares being deposited in the name of the Depositary or its nominee or nominees, or the Custodian or its nominee or nominees, at the cost and expense of the person or persons making such deposit.

Deposited Shares shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary, at such place or places as the Depositary shall determine.

SECTION 2.03.    Execution and Delivery of Receipts.  Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company are open, a proper acknowledgment or other evidence from the Company or the Share Registrar satisfactory to the Depositary that any deposited Shares have been recorded upon the Company’s books (or by the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) in the name of the Depositary or the Custodian or the nominee or nominees of either) together with the other documents specified above, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at the Depositary’s Office to, or on the order of, the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names of, and evidencing any authorized number of American Depositary Shares requested by, such person or persons, but only upon payment to the Depositary by such person or persons of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and upon payment of all taxes (including, without limitation, evidence satisfactory to the Depositary that amounts in respect of any applicable stamp taxes have been fully paid), duties and other governmental charges and fees payable (whether by the Depositary, the Custodian or a nominee of either of them) in connection with such deposit and the transfer of the deposited Shares and the issuance of such Receipt and Receipts.

SECTION 2.04.    Transfer of Receipts; Combination and Split-up of Receipts.  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts from time to time on the Receipt Register, upon receipt by it of proper instruments of transfer and, in the case of certificated Receipts, surrender, at any of its designated transfer offices of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall, as promptly as practicable, execute a new Receipt or Receipts and deliver the same to or upon the order of the person or persons entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

At the request of a Holder, the Depositary shall without imposing a charge on the Holder, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

The Depositary, upon the written request or with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed by the Depositary upon the request or with the written approval of the Company and substitutes appointed by the Depositary upon the request or with the written approval of the Company.  Each co-transfer agent appointed under this Section 2.04 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05.    Surrender of Receipts and Withdrawal of Shares.  Upon receipt at the Depositary’s Office of a Holder’s written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order along with a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) or, in the case of a Direct Registration Receipt, proper instruments of transfer in blank, to the extent required by the Depositary, the Depositary shall (i) cancel such certificated Receipt or make a notation on the Direct Registration System reflecting the cancellation of such Direct Registration Receipts, as the case may be, and (ii) direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, at the office of the Custodian, except that the Depositary may, at the request, risk and expense of the Holder make delivery of such Deposited Securities without unreasonable delay to such person or persons at the Depositary’s Office or at any other place specified by the Holder in such order.  Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.  Delivery of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by a properly executed instrument or instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer.

SECTION 2.06.    Limitations on Execution and Delivery, Transfer and Surrender of Receipts.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment (or, with respect to any applicable stamp taxes, evidence satisfactory to the Depositary that any such amounts have been fully paid) from the presenter of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax, duty or other governmental charge payable with respect thereto (including any such tax, duty or charge with respect to Shares being deposited, to the Receipts being issued or to Deposited Securities being withdrawn) and any stock transfer or registration fees in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer or surrender of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the Receipt Register or the transfer books of the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason subject to the provisions of Section 7.08 hereof.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the Receipt Register or the transfer books of the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares that (a) if sold by the holder thereof in the United States or its territories, would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares, or (b) would thereby infringe any provision of the Articles.  The Depositary will use reasonable commercial efforts to comply withwritten instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.07.    Lost Receipts, Etc.  In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall issue a new Receipt through the Direct Registration System, or as the Holder may specifically request, execute and deliver a new Receipt of like tenor, in either case in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall file with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (b) a sufficient indemnity bond, and (c) satisfy any other reasonable requirements imposed by the Depositary.

SECTION 2.08.    Cancellation and Destruction of Surrendered Receipts.  All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled seven (7) years after such cancellation.

SECTION 2.09.    Pre-Release of Receipts.  In its capacity as Depositary, the Depositary may (i) issue ADSs prior to the receipt of Shares (each such transaction a “Pre-Release Transaction”) as provided below and (ii) deliver Shares upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which Shares may not yet have been received.  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. Except to the extent that the above limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of pre-released Receipts in compliance with such limitation, the Depositary shall, in each case when it exceeds such percentage limit or has actual knowledge that such percentage limit will be exceeded, promptly notify the Company to that effect.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.    Maintenance of Records.  The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05 hereof, substitute Receipts delivered under Section 2.07 hereof and Receipts cancelled or destroyed under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

ARTICLE III.

CERTAIN OBLIGATIONS OF
HOLDERS OF RECEIPTS

SECTION 3.01.    Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) of the Shares presented for deposit, and to execute and deliver to the Depositary or the Custodian such certificates, and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until the foregoing is accomplished to the Depositary’s satisfaction.  Upon reasonable request, the Depositary shall provide the Company in a timely manner with copies of all such proofs and certificates and such written representations and warranties provided.

SECTION 3.02.    Liability of Holder for Taxes.  Any tax, duty or other governmental charge (including, without limitation, any applicable stamp taxes) or expense payable by the Custodian, the Depositary or its nominee in respect of any Receipt or any Deposited Securities underlying any Receipt shall be payable by the Holder of such Receipt, who shall pay the amount thereof and provide the Depositary with evidence satisfactory to the Depositary that such amounts have been fully paid to the Depositary.  The Depositary may refuse to effect registration of transfer of such Receipt or any transfer and withdrawal of Deposited Securities underlying such Receipt until such payment is made, and may withhold any, dividends or other cash distributions constituting Deposited Securities underlying such Receipt, or may sell for the account of the Holder thereof any part or all of the other Deposited Securities underlying such Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting such sale), the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.03.    Warranties on Deposit of Shares.  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights, are not a holding, or part of a holding, representing an interest of 15% (or such other percentage as may from time to time be provided in the Articles) or more of the outstanding Shares liable to disenfranchisement or disposal by the Company pursuant to the Articles and that the person making such deposit is duly authorized so to do and that such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04.    Restrictions upon Ownership.

(a)   Notwithstanding any contrary provision of this Deposit Agreement, each Holder acknowledges and agrees (i) that each Receipt, and the terms upon which it is held by such

Holder, are subject to and governed by the Articles (and the provisions of this clause (i) shall apply notwithstanding any other provision of this Deposit Agreement to the contrary), (ii) that (except as otherwise provided in the Articles) such Holder’s Receipts represent an interest (as defined in the Articles) in the Shares underlying such Receipts, (iii) that so long as the Articles limit the interest (as defined in the Articles) which a person may have in shares of the Company which carry the right to cast votes on a poll to less than 15 percent (15%) (or such other percentage as may from time to time be provided in the Articles) of the total votes attaching to Relevant Share Capital (as defined in the Articles) of all classes (taken as a whole) and capable of being cast on a poll (the “Limitation”), such Holder and any other person having such an interest in such Receipts will he bound by the Limitation and the Company has a duty under the Articles to take action to enforce the limitation against such Holder under the Articles (including, without limitation, withdrawal of the right of such Holder to direct the voting of the Shares underlying such Holder’s Receipts or the forced sale of all or part of such Shares), and (iv) that such Holder will provide information required by, and comply with requests from the Company to provide information made under, statutory provisions of English law or the Articles, including, among other things, information as to the capacity in which such Holder owns Receipts and regarding the identity of any other person having such an interest in such Receipts and the nature and extent of the interests of such Holder or other person.

(b)   If the Depositary (or the Custodian or any nominee of the Custodian) as registered holder of any Shares receives a notice from the Company calling for a Required Disposal (as defined in the Articles) of Shares (a “Limitation Enforcement Notice”) and if the Depositary also receives from the Company a notice (a “Company Notice”) informing the Depositary that:

(i)
a specified Holder or Holders (a “Relevant Holder” or “Relevant Holders”) are believed or are deemed to be Relevant Persons (as defined in the Articles) in relation to any Shares specified in the Limitation Enforcement Notice; and

(ii)	the Company believes that each Relevant Holder is or is deemed to be interested (as provided in the Articles) in a specified number of such Shares,

paragraph (d) of this Section shall apply.  The Company need not include in a Company Notice the information described in clause (ii) of this paragraph (b).  If the Company Notice does not include such information, the Depositary shall assume for the purposes of paragraph (d) of this Section that such Relevant Holder is or is believed or deemed to be interested (as provided in the Articles) in that number of the shares specified in the Limitation Enforcement Notice that bears the same ratio to the total number of Shares specified such Limitation Enforcement Notice as the number of such Relevant Holder’s American Depositary Shares bears to the number of American Depositary Shares of all Relevant Holders specified in such Limitation Enforcement Notice.

(c)   In this Section, “Relevant Receipt” means a Receipt evidencing the Shares in which a Relevant Holder is or is believed or deemed to be interested by virtue of paragraph (b) of this Section.

(d)   Following the receipt of a Company Notice, the Depositary shall:

(i)	refuse to register any transfer of a Relevant Receipt until the Company has withdrawn the Company Notice in respect of that Relevant Receipt;

(ii)
deny the voting rights attaching to a Relevant Receipt to the Relevant Holder thereof to the extent that the voting rights of the Shares underlying that Relevant Receipt are denied to the Depositary as notified in the Limitation Enforcement Notice until the Company has withdrawn the Company Notice in respect of that Relevant Receipt; and

(iii)
give notice to each Relevant Holder specified therein of receipt by the Depositary of the Limitation Enforcement Notice and the Company Notice and of the actions to be taken under this paragraph (d) and the matters provided for in paragraph (e) of this Section.

If the Depositary at any time receives a further notice from the Company referring to a Company Notice and modifying such Company Notice, the Depositary shall take action in accordance with such modified Company Notice from and after the receipt of such notice by the Depositary.

(e)   If any Shares underlying any Relevant Receipt are sold pursuant to the Articles, such Relevant Receipt shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less any expenses incurred or paid by the Depositary in distributing such cash to the Relevant Holder thereof, and any unsold Deposited Securities, and upon surrender of such Relevant Receipt, the Relevant Holder thereof shall be entitled to withdraw such cash and such underlying Deposited Securities in the manner set forth in Section 2.05.

(f)   If the Depositary, (or the Custodian, or any nominee of the Custodian) receives a Limitation Enforcement Notice but not a Company Notice relating thereto, the Depositary shall:

(i)	apply any denial of voting rights in consequence thereof pro rata to all American Depositary Shares outstanding from time to time; and

(ii)
give notice to all Holders of receipt by the Depositary of the Limitation Enforcement Notice and of the actions to be taken under this paragraph (f) with respect thereto, and treat any sale of Shares in consequence of the Limitation Enforcement Notice as if it were a distribution in cash and a change in Deposited Securities applicable to all Deposited Securities as provided in Section 4.01 and 4.08.

(g)   Except to the extent (if at all) as is provided in the Articles, the Company shall be under no obligation to give, to modify or to withdraw a Company Notice or a Limitation Enforcement Notice or otherwise to give any information referred to in paragraph (b) of this

Section to give any instructions to the Depositary in connection with any of the foregoing and shall have no liability whatsoever to any person in respect of any of the foregoing.  Nothing in this Agreement (including this Section 3.04) shall limit any right or remedy which the Company may have under the Articles.

(h)   Any resolution or determination of, or decision or exercise of any discretion or power by, the Company or the Depositary under or pursuant to the Articles (with respect to the Limitation, a Required Disposal (as defined in the Articles) or otherwise) or this Section shall be final and conclusive and binding on any Holder thereby affected and all other persons concerned and shall hot be open to challenge, whether as to its validity or otherwise, on any ground whatsoever, and neither the Company nor the Depositary shall have any liability whatsoever to any person in respect thereof; provided, however, that nothing contained in this Section 3.04(h) shall in any way affect the rights of the Depositary, the Custodian, the Receipt Registrar and any co-transfer agent or co-registrar, on the one hand, or of the Company, on the other, to seek indemnity from the other pursuant to Section 5.08.

(i)   This Section shall apply notwithstanding any other provisions of this Deposit Agreement to the contrary.

(j)   Without prejudice to Section 5.06, references in this Section to the Articles are to the Articles as from time to time in force.

ARTICLE IV.

THE DEPOSITED SECURITIES

SECTION 4.01.    Cash Distributions.  Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, promptly convert such dividend or distribution into U.S. dollars (unless received in U.S. dollars) and shall distribute promptly the amount thus received (net of the fees of the Depositary as provided in Section 5.09 hereof, if applicable) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided that if the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Holder a fraction of one cent.  Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Holders entitled thereto.  The Company will remit to the appropriate governmental agency in the United Kingdom all amounts (if any) required to be withheld and owing to such agency by the Company.  The Depositary will remit to the appropriate governmental agency in the United Kingdom all amounts required to be withheld and owing to such agency by the Depositary.  The Depositary will forward promptly to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental agencies, and either the Depositary or the Company may file any such reports necessary to obtain benefits under the applicable tax treaties for Holders.

SECTION 4.02.    Distributions Other Than Cash or Shares.  Whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01,

4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed promptly to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided, however, that no such distribution to Holders pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.  To the extent that such securities or property or the net proceeds thereof are not distributed to Holders as provided in this paragraph, each American Depositary Share shall thereafter also represent the additional securities or property distributed in respect of the Shares represented by such American Depositary Shares prior to such distribution.

SECTION 4.03.    Distributions in Shares.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares the Depositary may, with the Company’s approval, and shall, if the Company shall so request, distribute promptly to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute promptly the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Holders and, if such option is to be made available to the Holders, the procedures to be followed.

SECTION 4.04.    Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any

Holder or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may, subject to legal requirements, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.  No distribution of rights or the net proceeds of any sale of rights to Holders shall be unreasonably delayed by any action of the Depositary or any of its agents.

The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Holders or are registered under the provisions of such Act.  If a Holder of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.  Neither the Depositary, nor Holders nor third persons may compel the Company to register under the Securities Act of 1933 or otherwise any right or security of the Company or the issuance thereof by virtue of any of the terms of this Deposit Agreement.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05.    Conversion of Foreign Currency.  Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall convert, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed promptly to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file promptly such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not, pursuant to applicable law, convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency proceeds for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (uninvested and without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

SECTION 4.06.    Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Company, fix a record date, which date shall, to the extent practicable, be the same as the date fixed by the Company (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.07.    Voting of Deposited Securities.  Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter and to the extent permitted by law, mail to the Holders a notice, which shall contain (a) a summary of such information as is contained in such notice of meeting, and (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of English law and of the Memorandum and Articles of the Company and of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Deposited Securities underlying their respective American Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary or such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities underlying the American Depositary Shares evidenced by such Receipt in accordance with any non-discretionary instructions set forth in such request; provided, however, that the Depositary, unless specifically instructed by the Holder, shall not demand a poll.  The Depositary shall not vote the amount of Deposited Securities underlying a Receipt except in accordance with written instructions from the Holder of such Receipt.  In accordance with the Articles of the Company and English law, Holders who have failed to comply with the Company’s requests for information of the nature referred to in Section 3.04(a)(iv) may forfeit the rights described in this Section 4.07 to direct the voting of Deposited Securities underlying their Receipts.

SECTION 4.08.    Changes Affecting Deposited Securities.  In circumstances where the provisions of Section 4.03 do not apply, upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets or analogous transaction affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09.    Reports.  As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (http://www.bg-group.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

SECTION 4.10.    Lists of Receipt Holders.  Promptly upon request by the Company, the Depositary shall furnish to the Company a list, as of that date or a specified date in the future, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the Receipt Register.

SECTION 4.11.    Withholding.  Notwithstanding any other provision of this Deposit Agreement, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01.    Maintenance of Office and Receipt Register by the Depositary.  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep a Receipt Register at such transfer office for the registration of Receipts and transfer of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the Receipts, the Shares, the Memorandum or the Articles.

The Depositary may close the Receipt Register, after consultation with the Company in the case of a closure outside of the ordinary course of business, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company provided that any such closing of the Receipt Register shall be subject to the provisions of Section 7.07 which limit the suspensions of withdrawals of Shares.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Receipt Registrar or, upon the request or with the approval of the Company, appoint with due care a Receipt Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Receipt Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

The Company will have the right to inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Receipt Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.02.    Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company and the Directors shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement. Nor shall the Depositary, the Company and the Directors incur any liability (i) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement, (ii) if by reason of any provision of any present or future law of the United States or the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing that by the terms of this Deposit Agreement it is provided shall be done or performed, (iii) for non-performance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, and (iv) for the exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, the Memorandum or the Articles.

Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03.    Obligations of the Depositary, the Custodian and the Company.  The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except that the Depositary shall use reasonable endeavors exercised in good faith in the performance of its obligations specifically set forth in this Deposit Agreement. Under no circumstances shall the Depositary or its agents have any liability under this Deposit Agreement to Holders with respect to the validity or worth of the Deposited Securities.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except that, the Company shall use reasonable endeavors exercised in good faith in the performance of its obligations specifically set forth in this Deposit Agreement.

Neither the Depositary nor the Company nor any Director shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any

Deposited Securities or in respect of the Receipts that in its opinion may involve it or him in expense or liability, unless indemnity satisfactory to it or him against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor any Director shall be liable for any action or non-action by it or him in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it or him in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith.

Subject to the Memorandum and Articles, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.    Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts, together with copies of such records as the Company may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.    The Custodian.  The Depositary may, after consultation with the Company if practicable, appoint one or more agents to act for it as Custodian hereunder.  Each Custodian so appointed (other than Deutsche Bank AG) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof.  Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary undertakes to procure compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  If following such resignation or discharge no Custodian exists, the Depositary shall, after consultation with the Company if practicable, promptly after receiving notice of resignation or after delivering notice of discharge appoint with due care a substitute Custodian and such substitute Custodian shall thereafter be the Custodian hereunder.  Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary.  The Depositary shall give notice in writing to all Holders of the appointment of and the name and location of any Custodian not named in the Receipts.  Upon the appointment of any successor Depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor Depositary shall in no way impair the authority of any Custodian hereunder; but the successor Depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor Depositary.

SECTION 5.06.    Notices and Reports.  On or before the first date of giving by the Company of notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications that are made generally available by the Company to holders of its Shares and arrange for the mailing of copies thereof to all Holders or, at the request of the Company, make such notices, reports and communications available to all Holders on a basis similar to that for holders of Shares, or on such other basis as the Company may advise the Depositary may be required by any law or regulation or any requirement of any stock exchange to which the Company may be subject.  Prior to the date of the first deposit of Shares hereunder, the Company shall transmit to the Custodian a copy of its Memorandum and Articles.  Thereafter, promptly upon any amendment thereto or change therein, the Company shall transmit to the Custodian a copy of such Memorandum and Articles as so amended or changed.  The Depositary may rely upon such copy for all purposes of this Agreement.  The Depositary will make such copy and such notices, reports and communications available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices.

SECTION 5.07.    Issuance of Additional Shares, Etc.  The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a “Distribution”) and the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

If registration under the Securities Act of 1933 would be required in connection with any such Distribution to Holders, the Company shall have no obligation to effect such registration and, in the absence of such registration, the Depositary shall dispose of such additional securities and make the net proceeds of such disposition available to Holders as provided in Section 4.04 above.

In the event of any issuance of additional securities other than as a dividend or other distribution with respect to Deposited Securities, the Company shall have no obligation to register such additional securities under the Securities Act of 1933 and, to the extent the Company in its discretion deems it necessary or advisable to avoid any requirement to register such additional securities under the Securities Act of 1933, may prevent Holders in the United States from purchasing any such additional securities (whether pursuant to pre-emptive rights or otherwise) and direct the Depositary not to accept any shares for deposit for such period of time following the issuance of such additional securities and to adopt such other specific measures as the Company may reasonable request in writing.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.08.    Indemnification.  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the “Indemnitee”) shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the “Indemnitor”) of such Proceeding.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee’s ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor’s ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below and there are no other defenses available to the Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney’s fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails to assume, at least ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to the Indemnitee that are different from or are in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party’s consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

SECTION 5.09.    Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively as provided for under Paragraph 6 of Exhibit A to the Receipt.  All fees and charges so payable may, at any time and from time to time, be changed by written agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01.  The Depositary shall provide, without charge, a copy of its latest fee schedule upon request.

The Depositary and the Company may reach separate agreement in writing in relation to the payment of any additional remuneration to the Depositary (i) in respect of any exceptional duties which the Depositary finds necessary or desirable and agreed in writing by both parties in the performance of its obligations hereunder and (ii) in respect of the actual costs and expenses of the Depositary in respect of any notices required to be given to the Holders in accordance with Section 6.01 hereof.

In connection with any payment by the Company to the Depositary agreed in writing between the Company and the Depositary:

(i)   all fees, taxes, duties, charges, costs and expenses which are payable by the Company shall be paid or be procured to be paid by the Company (and any such amounts which are paid by the Depositary shall be reimbursed to the Depositary by the Company upon demand therefor); and

(ii)   such payment shall be subject to all exchange control and other consents and approvals having been obtained. The Company undertakes to use its reasonable endeavors to obtain all necessary approvals that are required to be obtained by it in this connection.

The Company agrees to promptly pay to the Depositary such other expenses, fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to from time to time in writing.  Responsibility for payment of such charges may at any time and from time to time be changed by written agreement between the Company and the Depositary.  Unless otherwise agreed between the Depositary and the Company, in the discretion of the Depositary, the Depositary shall present its statement for such expenses and fees or charges to the Company upon receipt or payment of any relevant invoice by the Depositary, once every three months, semiannually or annually.

All payments by the Company to the Depositary under this Section 5.09 shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by law, rule, regulation, court, tribunal or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10.    Retention of Depositary Documents.  The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by law or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

ARTICLE VI.

AMENDMENT AND TERMINATION

SECTION 6.01.    Amendment.  The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment that shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes, including, without limitation, stamp taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders thereof.  Every Holder at the time any such amendment so becomes effective, if such Holder shall have been given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by either this Deposit Agreement or the Receipts or both of them, as applicable, as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

SECTION 6.02.    Termination.  The Depositary shall at any time, at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Company and the Holders of Receipts then outstanding if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Depositary’s Office, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the uninvested net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of Holders of Receipts that have not theretofore been surrendered such Holders thereupon becoming general creditors of the Depositary with respect to the net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fees of the Depositary for the surrender of a Receipt, any expenses for the amount of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges, and except for its obligations to the Company under Section 5.08 hereof and to the Holders under this Section 6.02, which obligations shall survive the termination of this Deposit Agreement).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof and Paragraph 6 of the Receipt.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.01.    Effective Date.  This Deposit Agreement is dated as of the date first set forth above and shall be effective on the date (the “Effective Date”) on which the  Predecessor Depositary is removed pursuant to the written notice required in the second recital to this Deposit Agreement.

SECTION 7.02.    Outstanding Receipts.  Receipts issued prior to the Effective Date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary promptly (i) to send notice of the amendment of the Original Deposit Agreement by this Deposit Agreement to all Holders of Receipts outstanding under the Original Deposit Agreement as of the date hereof; (ii) to inform Holders of Receipts outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their Receipts for one or more Receipts issued pursuant to the Deposit Agreement; and (iii) to inform Holders and Beneficial Owners of Receipts issued prior to the Effective Date hereof and outstanding as of the Effective Date hereof shall, from and after the Effective Date hereof, be deemed Holders and Beneficial Owners of Receipts issued pursuant and subject to all of the terms and conditions of the Deposit Agreement, in all respects, provided, however, that any amendment to the Original Deposit Agreement effectuated by this Deposit Agreement that prejudices any substantial existing right of Holders or Beneficial Owners of Receipts issued under the Original Deposit Agreement shall not become effective as to Holders and Beneficial Owners until 30 days after notice of the amendment and supplement effectuated by this Deposit Agreement shall have been given to Holders of Receipts outstanding as of the Effective Date hereof.

SECTION 7.03.    Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.04.    No Third Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except as expressly provided in Section 5.08 with respect to any co-transfer agent or co-registrar.

SECTION 7.05.    Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.06.    Holders as Parties; Binding Effect.  The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Memorandum and the Articles and of the Receipts by acceptance of Receipts.

SECTION 7.07.    Notices.  Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to BG Group plc, 100 Thames Valley Park Drive, Reading Berkshire RG6 1PT, or any other place to which the Company may have transferred its registered office.

Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to 60 Wall Street, New York, New York 10005, U.S.A., ADR Department, telephone:  (001) 212 602-1044, facsimile: (001) 212 797-0327 or any other place to which the Depositary may have transferred the Depositary’s Office.

Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the Receipt Register or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Company or the Depositary shall be deemed to be effected when received.  Delivery of a notice sent to a Holder by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.

The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.08.    Governing Law.  This Deposit Agreement and the Receipts shall be interpreted, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

SECTION 7.09.    Headings.  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

SECTION 7.10.    Compliance with U.S. Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, BG GROUP PLC and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

BG GROUP PLC
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Name:
Title:

EXHIBIT A

CUSIP ________

ISIN ________

American Depositary Shares (Each American Depositary Share representing five Fully Paid Ordinary Shares)

HOLDERS WHO HAVE FAILED TO COMPLY WITH THE COMPANY’S
REQUESTS FOR INFORMATION OF THE NATURE REFERRED TO IN
PARAGRAPH (11) OF THE FACE OF THIS RECEIPT MAY FORFEIT THE
RIGHTS DESCRIBED IN PARAGRAPH (5) OF THE REVERSE SIDE OF THIS
RECEIPT TO DIRECT THE VOTING OF DEPOSITED SECURITIES UNDERLYING THEIR RECEIPTS

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPTS

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

of

BG GROUP PLC

(Incorporated under the laws of England and Wales)

No. _______________

DEUTSCHE BANK TRUST COMPANY AMERICAS, incorporated under the laws the State of New York, as Depositary (the “Depositary”), hereby certifies that ________________ is the owner of ________________ American Depositary Shares (“American Depositary Shares”), representing deposited Ordinary Shares (par value 10  each) (“Shares”) of BG Group plc, a company incorporated in England and Wales (the “Company”).  At the date hereof, each American Depositary Share represents five Shares (or evidence of rights to receive such Shares) deposited under the Deposit Agreement (thereinafter defined) with a Custodian appointed under the Deposit Agreement (the “Custodian”). The Depositary’s Corporate Trust Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

(1)   The Deposit Agreement.  This American Depositary Receipt is one of an issue (the “Receipts”), all issued and to be issued upon the terms and conditions set forth in an amended and restated Deposit Agreement dated as of [●] 2011 (the “Deposit Agreement”), by and among the Company, the Depositary and each person or the persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose (each, a “Holder”) from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called the “Deposited Securities”).  Copies of the Deposit Agreement and the Company’s Memorandum and Articles of Association are on file at the Depositary’s Office and the office of the Custodian and at any other designated transfer offices.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, as well as the Company’s Memorandum and Articles of Association, and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)   Surrender of Receipts and Withdrawal of Shares.  Upon receipt at the Depositary’s Office of a Holder’s written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order along with a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) or, in the case of a Direct Registration Receipt, proper instruments of transfer in blank, to the extent required by the Depositary, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and Paragraph 6 of this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Company’s Memorandum and Articles and the Deposited Securities, the Depositary shall (i) cancel such certificated Receipt or make a notation on the Direct Registration System reflecting the cancellation of such Direct Registration Receipts, as the case may be, and (ii) direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, at the office of the Custodian, except that the Depositary may, at the request, risk and expense of the Holder make delivery of such Deposited Securities without unreasonable delay to such person or persons at the Depositary’s Office or at any other place specified by the Holder in such order.  Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.  Delivery of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by a properly executed instrument or instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer.  Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

(3)   Transfers, Split ups and Combinations; Limitations.  This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt, without unreasonable delay, at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and the United States of America, provided that the Depositary may close the transfer books, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment (or, with respect to any applicable stamp taxes, evidence satisfactory to the Depositary that any such amounts have been fully paid) from the presenter of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax, duty or other governmental charge payable with respect thereto (including any such tax, duty or charge with respect to Shares being deposited, to the Receipts being issued or to Deposited Securities being withdrawn) and any stock transfer or registration fees in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer or surrender of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason subject to the provisions of Paragraph 15 hereof.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that (a) if sold by the holder thereof in the United States or its territories, would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares, or (b) would thereby infringe any provision of the Articles.  The Depositary will use its reasonable commercial efforts to comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

(4)   Liability of Holder for Taxes.  Any tax, duty or other governmental charge (including, without limitation, any applicable stamp taxes) or expense payable by the Custodian, the Depositary or its nominee in respect of any Receipt or any Deposited Securities underlying any Receipt shall be payable by the Holder of such Receipt, who shall pay the amount thereof and provide the Depositary with evidence satisfactory to the Depositary that such amounts have been fully paid to the Depositary.  The Depositary may refuse to effect registration of transfer of such Receipt or any transfer and withdrawal of Deposited Securities underlying such Receipt until such payment is made, and may withhold any, dividends or other cash distributions constituting Deposited Securities underlying such Receipt, or may sell for the account of the Holder thereof any part or all of the other Deposited Securities underlying such Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting such sale), the Holder of such Receipt remaining liable for any deficiency.

(5)   Warranties on Deposit of Shares.  Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, not a holding or part of a holding, representing an interest of 15% (or such other percentage as may from time to time be provided in the Articles or more of the outstanding Shares liable to disenfranchisement or disposal by the Company pursuant to the Articles and that the person making such deposit is duly authorized so to do and that such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.

(6)   Charges of Depositary.  The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed:

(i)     to any person to whom ADSs are issued or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S.$ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary;

(ii)    to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S.$ 5.00 per 100 ADSs (or fraction thereof) so surrendered;

(iii)           to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S.$ 2.00 per 100 ADSs  held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal;

(iv)   to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S.$ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and

(v)   for the operation and maintenance costs in administering the ADSs an annual fee not in excess of U.S.$ 2.00 per 100 ADSs; provided, however, that if the Depositary imposes a fee under this clause (v), then the total of fees assessed under this clause (v), combined with the total of fees assessed under clause (iii) above on cash dividends declared by the Company and distributed under the Deposit Agreement, shall not exceed U.S.$ 2.00 per 100 ADSs in any calendar year.

In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i)             taxes (including applicable interest and penalties) and other governmental charges;

(ii)    such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)   such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv)   the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;

(v)   such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs;

(vi)   the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; and

(vii)         any additional fees, charges, costs or expenses that may be incurred from time to time by the Depositary and/or any of the Depositary’s agents, including the Custodian, and/or agents of the Depositary’s agents in connection with the servicing of Shares, Deposited Securities and/or American Depositary Shares (such fees, charges, costs or expenses to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions).

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon written agreement between the Depositary and the Company.  All fees and charges may, at any time and from time to time, be changed by written agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Paragraph 12 of Exhibit B to this Receipt.

(7)   Retention of Depositary Documents.  The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of the Deposit Agreement at the times permitted by law or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

(8)   Pre-Release of Receipts.  In its capacity as Depositary, the Depositary may (i) issue ADSs prior to the receipt of Shares (each such transaction a “Pre-Release Transaction”) as provided below and (ii) deliver Shares upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which Shares may not yet have been received.  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. Except to the extent that the above limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of pre-released Receipts in compliance with such limitation, the Depositary shall, in each case when it exceeds such percentage limit or has actual knowledge that such percentage limit will be exceeded, promptly notify the Company to that effect.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(9)   Title to Receipts.  It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(10)         Restrictions upon Ownership.  Notwithstanding any contrary provision of the Deposit Agreement, the Holder hereof acknowledges and agrees (i) that each Receipt, and the terms upon which it is held by such Holder, are subject to and governed by the Articles, (ii) that (except as otherwise provided in the Articles) such Holder’s Receipts represent an interest (as defined in the Articles) in the Shares underlying such Receipts, (iii) that so long as the Articles limit the interest (as defined in the Articles) which a person may have in shares of the Company which carry the right to cast votes on a poll to less than 15 per cent, (or such other percentage as may from time to time be provided in the Articles) of the total votes attaching to Relevant Share Capital (as defined in the Articles) of all classes (taken as a whole) and capable of being cast on a poll (the “Limitation”), such Holder and any other person having an interest in such Receipts will be bound by the Limitation and the Company has a duty under the Articles to take action to enforce the Limitation against such Holder under the Articles (including, without limitation, withdrawal of the right of such Holder to direct the voting of the Shares underlying such Holder’s Receipts or the forced sale of all or part of such Shares), and (iv) that such Holder will provide information required by, and comply with requests from the Company to provide information made under, statutory provisions of English law or the Articles, including, among other things, information as to the capacity in which such Holder owns Receipts and regarding the identity of any other person having such an interest in such Receipts and the nature and extent of the interests of such Holder or other person.

If the Depositary (or the Custodian or any nominee of the Custodian) receives a notice from the Company calling for a Required Disposal (as defined in the Articles) of Shares (a “Limitation Enforcement Notice”) and if the Depositary also receives from the Company a notice (a “Company Notice”) informing the Depositary that (i) a specified Holder or Holders (a “Relevant Holder” or “Relevant, Holders”) are believed or are deemed to be Relevant Persons (as defined in the Articles) in relation to any Shares specified in the Limitation Enforcement Notice and (ii) the Company believes that each Relevant Holder is or is deemed to be interested (as provided in the Articles) in a specified number of such Shares, the Depositary will (x) refuse to register any transfer of a Relevant Receipt until the Company has withdrawn the Company Notice in respect of that Relevant Receipt, (y) deny the voting rights attaching to a Relevant Receipt to the Relevant Holder thereof to the extent that the voting rights of the Shares underlying that Relevant Receipt are denied to the Depositary as notified in the Limitation Enforcement Notice until the Company has withdrawn the Company Notice in respect of that Relevant Receipt and (z) give notice to each Relevant Holder specified therein of receipt by the Depositary of the Company Notice and of certain other matters.  If the Company Notice does not include the information described in clause (ii), the Depositary shall assume for the foregoing purposes that each Relevant Holder is or is deemed to be interested (as provided in the Articles) in that number of the Shares specified in the Limitation Enforcement Notice that bears the same ratio to the total number of Shares specified in such Limitation Enforcement Notice as the number of such Relevant Holder’s American Depositary Shares bears to the number of American Depositary Shares of all Relevant Holders specified in such Limitation Enforcement Notice.  If the Depositary at any time receives a further notice from the Company referring to a Company Notice and modifying such Company Notice, the Depositary shall take action in accordance with such modified Company Notice from and after the receipt of such notice by the Depositary.

“Relevant Receipt” means a Receipt evidencing the Shares in which a Relevant Holder is or is deemed to be interested as described above.

If any Shares underlying any Relevant Receipt are sold pursuant to the Articles, such Relevant Receipt shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less any expenses incurred or paid by the Depositary in distributing such cash to the Relevant Holder thereof, and any unsold Shares, and upon surrender of such Relevant Receipt, the Relevant Holder thereof shall be entitled to withdraw such cash and such underlying Shares in the manner set forth in paragraph (2) on the face of this Receipt.

If the Depositary receives a Limitation Enforcement Notice but not a Company Notice relating thereto, the Depositary will (i) apply any denial of voting rights in consequence thereof pro rata to all American Depositary Shares outstanding from time to time; and (ii) give notice to all Holders of receipt by the Depositary of the Limitation Enforcement Notice and of the actions to be taken with respect thereto, and treat any sale of Shares in consequence of the Limitation Enforcement Notice as if it were a distribution in cash and a change in Deposited Securities applicable to all Deposited Securities as provided in paragraphs (1) and (4) on the reverse of this Receipt.

Except to the extent (if at all) as is provided in the Articles, the Company shall be under no obligation to give, to modify or to withdraw a Company Notice or a Limitation Enforcement Notice or otherwise to give any information or instructions to the Depositary in connection with any of the foregoing and shall have no liability whatsoever to any person in respect of any of the foregoing.  Nothing in the Deposit Agreement shall limit any right or remedy which the Company may have under the Articles.

Any resolution or determination of, or decision or exercise of any discretion or power by, the Company or by the Depositary under or pursuant to the Articles (with respect to the Limitation, a Required Disposal (as defined in the Articles) or otherwise) or the provisions of the Deposit Agreement referred to in this paragraph (12) shall be final and conclusive and binding on any Holder thereby affected and all other persons concerned and shall not be open to challenge, whether as to its validity or otherwise, on any ground whatsoever, and neither the Company nor the Depositary shall have any liability whatsoever in respect thereof.

(11)          Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer or, if a Receipt Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar or any co-registrar.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary and Registrar

By
(Title)

NAME OF CO-REGISTRAR, as co-registrar
By
(Title)

The Depositary’s Office is located at 60 Wall Street, New York, New York 10005.

[Names and addresses of any co-registrars and co-transfer agents]

EXHIBIT B

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(1)   Dividends and Distributions.  Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars transferable to the United States and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into U.S. dollars (unless received in U.S. dollars) and distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, if applicable) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided that the amount distributed will be reduced by any amounts (i) required to be withheld by the Company or the Depositary on account of taxes or (ii) to be paid to or retained by the Depositary as reimbursement for expenses incurred or paid by the Depositary in connection with such conversion.  If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders entitled thereto for whom such conversion and distribution is not practicable.  If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  If any distribution upon any Deposited Securities consists of a dividend in, or free distributions of, Shares the Depositary may, with the company’s approval, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares corresponding to the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute promptly the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Holders and, if such option is to be made available to the Holders, the procedures to be followed.

(2)   Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holder or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder under the Deposit Agreement, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Deposit Agreement, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may, subject to legal requirements, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit

Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.  No distribution of rights or the net proceeds of any sale of rights to Holders shall be unreasonably delayed by any action of the Depositary or any of its agents.

The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Holders or are registered under the provisions of such Act.  If a Holder of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.  Neither the Depositary, nor Holders nor third persons may compel the Company to register under the Securities Act of 1933 or otherwise any right or security of the Company or the issuance thereof by virtue of any of the terms of the Deposit Agreement.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

(3)   Conversion of Foreign Currency.  Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall convert, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed promptly to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file promptly such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not, pursuant to applicable law, convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency proceeds for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (uninvested and without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

(4)   Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Company, fix a record date, which date shall, to the extent practicable, be the same as the date fixed by the Company (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement.

(5)   Voting of Deposited Securities.  Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter and to the extent permitted by law, mail to the Holders a notice, which shall contain (a) a summary of such information as is contained in such notice of meeting, and (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of English law and of the Memorandum and Articles of the Company and of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Deposited Securities underlying their respective American Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary or such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities underlying the American Depositary Shares evidenced by such Receipt in accordance with any non-discretionary instructions set forth in such request; provided, however, that the Depositary, unless specifically instructed by the Holder, shall not demand a poll.  The Depositary shall not vote the amount of Deposited Securities underlying a Receipt except in accordance with written instructions from the Holder of such Receipt.  In accordance with the Articles of the Company and English law, Holders who have failed to comply with the Company’s requests for information of the nature referred to in Section 3.04(a)(iv) may forfeit the rights described in Section 4.07 of the Deposit Agreement to direct the voting of Deposited Securities underlying their Receipts.

(6)   Changes Affecting Deposited Securities.  In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new

Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence.  In any such Case, the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

(7)   Reports; Inspection of Transfer Books.  As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (http://www.bg-group.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

The Depositary will make available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices, and shall arrange for the mailing to all Holders of, any reports and communications, including any proxy soliciting material, received from the Company that are both (a) received by the Depositary or its nominee or nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement.  The Depositary will keep books, at its transfer office for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Receipts, the Shares, the Memorandum of the Articles.

(8)   Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) of the Shares presented for deposit, and to execute and deliver to the Depositary or the Custodian such certificates, and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until the foregoing is accomplished to the Depositary’s satisfaction.  Upon reasonable request, the Depositary shall provide the Company in a timely manner with copies of all such proofs and certificates and such written representations and warranties provided.

(9)   Withholding.  Notwithstanding any other provision of the Deposit Agreement, if the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders entitled thereto.

(10)          Liability of the Company and Depositary.  Neither the Depositary nor the Company and the Directors shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement. Nor shall the Depositary, the Company and the Directors incur any liability (i) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement, (ii) if by reason of any provision of any present or future law of the United States or the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing that by the terms of the Deposit Agreement it is provided shall be done or performed, (iii) for non-performance or delay, caused as aforesaid, in performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, and (iv) for the exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, the Memorandum or the Articles.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except that the Depositary shall use reasonable endeavors exercised in good faith in the performance of its obligations specifically set forth in this Deposit Agreement. Under no circumstances shall the Depositary or its agents have any liability under this Deposit Agreement to Holders with respect to the validity or worth of the Deposited Securities. The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders, except that, the Company shall use reasonable endeavors exercised in good faith in the performance of its obligations specifically set forth in the Deposit Agreement.

Neither the Depositary nor the Company nor any Director will be under any obligation to appear on, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts that in its opinion may involve it in expense and liability, unless indemnity satisfactory to it or him against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company nor any Director will be liable for any action or non-action by it or him in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it or him in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote; provided that any such action or non-action is in good faith.  Subject to the Memorandum and Articles, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

(11)          Resignation and Removal of Depositary; Substitution of Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time appoint a substitute custodian and the term “Custodian” shall refer to such substitute.

(12)          Amendment of Deposit Agreement and Receipts.  The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment that shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes, including, without limitation, stamp taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders thereof.  Every Holder at the time any such amendment so becomes effective, if such Holder shall have been given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by either the Deposit Agreement or the Receipt or both of them, as applicable, as amended thereby.  In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby except in order to comply with mandatory provisions of applicable law.

(13)          Termination of Deposit Agreement.  The Depositary shall at any time, at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of Receipts then outstanding if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Depositary’s Office, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit

Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the uninvested net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of Holders of Receipts that have not theretofore been surrendered such Holders thereupon becoming general creditors of the Depositary with respect to the net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fees of the Depositary for the surrender of a Receipt, any expenses for the amount of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges, and except for its obligations to the Company under Section 5.08 of the Deposit Agreement and to the Holders under Section 6.02 of the Deposit Agreement, which obligations shall survive the termination of the Deposit Agreement).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement and Paragraph 6 of the Receipt.

(14)          Certain Definitions.  Terms used in this Receipt that are not otherwise defined shall have the respective meanings ascribed to them in the Deposit Agreement.

(15)          Headings.  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

(16)         Compliance with U.S. Securities Laws.  Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(17)          Governing Law.  This Receipt and the Deposit Agreement shall be interpreted, and all rights hereunder and thereunder and all provisions hereof and thereof shall be governed, in accordance with the laws of the State of New York.

SECTION 7.07.	HEADINGS	28
SECTION 7.08.	COMPLIANCE WITH U.S. SECURITIES LAWS	28